Exhibit 99.1
     FOR IMMEDIATE RELEASE
SURMODICS AND RAMIUS REACH AGREEMENT
REGARDING 2011 ANNUAL MEETING OF SHAREHOLDERS
Jeffrey C. Smith and David Dantzker, M.D. Appointed to SurModics’ Board of Directors;
Board Forms Special Committee to Oversee Previously Announced Review of
Strategic Alternatives for Pharmaceuticals Business;
Ramius Agrees to Support SurModics Director Nominees at 2011 Annual Meeting of Shareholders
EDEN PRAIRIE, MINN., January 5, 2011 — SurModics, Inc. (Nasdaq: SRDX) (“the Company”), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today announced that it has reached an agreement with Ramius LLC and its affiliates (“Ramius”) relating to the Company’s 2011 Annual Meeting of Shareholders. Ramius beneficially owns approximately 12.0% of the outstanding shares of SurModics’ common stock and is the Company’s largest shareholder.
Under the terms of the agreement, Jeffrey C. Smith, Ramius Partner Managing Director and Chief Investment Officer of the Ramius Value and Opportunity Master Fund, and David Dantzker, M.D., Partner of Wheatley Partners L.P., have been appointed to SurModics’ Board of Directors, effective immediately. Mr. Smith joins SurModics’ Board as a Class III Director to be elected for a three-year term at the 2011 Annual Meeting and Dr. Dantzker joins as a Class I Director.
Pursuant to the Company’s retirement policy for directors, John A. Meslow will retire from the Board effective at the conclusion of the 2011 Annual Meeting. Likewise, Kenneth H. Keller, Ph.D. will serve until and not stand for election at the 2011 Annual Meeting. Mr. Meslow and Dr. Keller have served as directors of the Company since 2000 and 1997, respectively. Upon completion of the 2011 Annual Meeting, SurModics’ Board of Directors will be comprised of ten directors, nine of whom are independent and Gary R. Marahaj, the Company’s newly appointed President and Chief Executive Officer.
In connection with the agreement, Ramius has withdrawn its nomination of director candidates to SurModics’ Board and has agreed to vote its shares in favor of each of the Board’s nominees at the 2011 Annual Meting.
SurModics also announced today that its Board has formed a Special Committee to oversee the ongoing exploration of strategic alternatives for the SurModics Pharmaceuticals business, which was previously announced on December 14, 2010. The Special Committee will be comprised of four independent directors, including: Mr. Smith (Committee Chairman), Dr. Dantzker, John W. Benson and Susan E. Knight. The Committee will work with Piper Jaffray & Co., the Company’s financial advisor in connection with this process.
“We are pleased to have reached this agreement with Ramius, which we believe is in the best interest of the Company and all SurModics shareholders,” said Robert C. Buhrmaster, chairman of the SurModics Board of Directors. “Through this agreement with our largest shareholder, we will be able to dedicate our full efforts and resources to enhancing value for all SurModics shareholders. Our Board and management team are committed to continuing to work hard on behalf of all SurModics shareholders and look forward to benefitting from the collective experience of our two new directors to build an even stronger future for SurModics.”
“Our Board of Directors and management team have been intently focused on returning the Company to profitable growth,” added Mr. Buhrmaster. “We have recently taken a number of important and decisive actions with the goal of enhancing shareholder value, including: appointing Gary Maharaj as SurModics’ new President and Chief Executive Officer; initiating a process of exploring strategic alternatives, including a potential sale, for our SurModics Pharmaceuticals business; reducing the Company’s cost structure to bring it more in line with customer demand and expected revenue; and putting in place a new organizational structure to provide enhanced accountability, improved efficiency and more effective resource deployment. We are committed to continuing to create value for all SurModics shareholders.”
“On behalf of SurModics’ Board, I would like to thank John Meslow and Dr. Kenneth Keller for their years of dedicated service to SurModics,” said Mr. Buhrmaster. “We are deeply appreciative of their numerous contributions and wish them both the best in the future endeavors.”
Ramius Partner Managing Director Jeffrey C. Smith, said, “We are pleased to have worked constructively with SurModics to reach this settlement. Dr. Dantzker and I look forward to working diligently and constructively with our fellow Board members to enhance value for all SurModics shareholders and we are confident that our collective experience will prove valuable to the Company. We support the Board’s ongoing efforts to explore strategic alternatives, including a potential sale, for the Company’s Pharmaceuticals business and look forward to helping see this process through to a successful conclusion.”
The Company’s 2011 Annual Meeting will be held on February 7, 2011. Further details regarding the 2011 Annual Meeting, including time, date, location and record date for determining eligibility to vote, will be included in SurModics’ definitive proxy materials, which will be filed with the Securities and Exchange Commission and distributed to shareholders shortly.
The complete agreement between SurModics and Ramius will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
Jeffrey C. Smith (age 38) is a Partner Managing Director of Ramius LLC, a subsidiary of Cowen Group, Inc. (“Cowen”). He is the Chief Investment Officer of Ramius Value and Opportunity Master Fund Ltd. Mr. Smith is a member of Cowen’s Operating Committee and Cowen’s Investment Committee. Prior to joining Ramius LLC in January 1998, he served as Vice President of Strategic Development for The Fresh Juice Company, Inc. Mr. Smith was the Chairman of the Board of Phoenix Technologies Ltd., a provider of core systems software products, services and embedded technologies, from November 2009 until its sale in November 2010. He also served as a director of Actel Corporation, a provider of power management solutions, from March 2009 until its sale in October 2010. Mr. Smith is a former member of the Board of Directors of S1 Corporation, Kensey Nash Corporation, The Fresh Juice Company, Inc., and Jotter Technologies, Inc., an internet infomediary company. He began his career in the Mergers and Acquisitions department at Société Générale. Mr. Smith is a General Securities Registered Representative.

David Dantzker, M.D. (age 67) has been a Partner at Wheatley Partners L.P., a venture capital fund, since January 2001. He manages Wheatley’s Life Science and Healthcare investments. From 1997 to 2000, Dr. Dantzker was President of North Shore-LIJ Health System, a large academic health care system. He also co-founded the North Shore-LIJ Research Institute to direct and coordinate basic science research for the North Shore-LIJ Health System. He is a former Chair of the American Board of Internal Medicine, the largest physician-certifying board in the United States. Dr. Dantzker served on the board of directors of Datascope Corp. from January 2008 until its sale in January 2009. Dr. Dantzker holds a B.A. in Biology from New York University, and received his M.D. from the State University of New York at Buffalo School of Medicine. Dr. Dantzker sits on the boards of directors of several Wheatley MedTech portfolio companies including Oligomerix, Comprehensive Neurosciences, Visionsense, Ltd., a private high-end medical technology company, and Advanced Biohealing Inc., a private specialty biotechnology company. Dr. Dantzker has also served on the faculty and in leadership positions of four major research-oriented medical schools, has authored or co-authored 130 research papers and five textbooks and is an internationally recognized expert in the area of pulmonary medicine and critical care.
About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for In Vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.
About Ramius LLC
Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Luxembourg, Tokyo, Hong Kong and Munich.
Forward-Looking Language
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as the Company’s ability to successfully consummate a transaction, including the potential sale, of its pharmaceuticals business, and our performance in the near- and long-term, including our positioning for profitable growth, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully identify, negotiate, sign and close a potential strategic transaction related to our Pharmaceuticals business; (2) the inability to realize the anticipated benefits of any potential transaction regarding our Pharmaceuticals business, if consummated, or of our other recent cost savings initiatives; (3) the potential adverse impact to our business as a result of our announcement to pursue strategic alternatives for our Pharmaceuticals business; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; (5) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (6) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
Contacts:

For SurModics Phil Ankeny Senior VP and CFO (952) 500-7000	For Ramius LLC Peter Feld, (212) 201-4878 Gavin Molinelli, (212) 201-4828